PRELIMINARY PROXY MATERIAL
                                                   Dated April ___, 1998


                             PROXY




 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF


              AMERICAN ASSET ADVISERS TRUST, INC.


      Special Meeting of Shareholders - April ___, 1998



     The undersigned shareholder of AMERICAN ASSET ADVISERS TRUST, INC., a Maryland corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement for the Special Meeting of Shareholders to be held on _____________, April ___, 1998 at ___:00 __.m. Local Time, at
Eight Greenway Plaza, Suite 824, Houston, Texas (telephone no.
(713) 850-1400), and hereby appoints H. Kerr Taylor and Timothy
W. Kelley, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at said Special Meeting and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.



     Either of such attorneys or their substitutes has and may exercise all of the powers of said attorneys-in-fact hereunder.


                       [SEE REVERSE SIDE]

            ________________________________________

           CONTINUED AND TO BE SIGNED ON REVERSE SIDE



               [ X ]    Please mark votes as in this example.

Recommendation of       This Proxy will be voted as directed or, if no
       the              direction is indicated, will be voted FOR
Board of Directors      proposals 1 through 4, inclusive, below, and as
                        said proxies deem advisable on such other matters as may properly come before the meeting.
                        Management will not vote proxies voting against the transaction for adjournment of the meeting.

     FOR       1.   TO APPROVE THE ACQUISITION OF THE ADVISER,
                    AMERICAN ASSET ADVISERS REALTY CORPORATION, A
                    TEXAS CORPORATION, BY THE CORPORATION AND
                    (THE "THE COMPAMY BECOMING A SELF-ADMINISTERED
                    AND SELF-MANAGED REIT").

                    [   ]   FOR      [   ]   AGAINST      [   ]   ABSTAIN

     FOR       2.   TO AMEND ARTICLE III, SECTION 3.13 OF THE CORPORATION'S
                    BYLAWS TO AUTHORIZE THE ACQUISITION.


                    [   ]   FOR      [   ]   AGAINST      [   ]   ABSTAIN

     FOR       3.   TO AMEND ARTICLE III OF THE COMPANY'S BYLAWS TO CHANGE
                    INVESTMENT POLICY RESTRICTIONS REGARDING THE NATURE AND
                    LEASING OF PROPERTIES.

                    [   ]   FOR      [   ]   AGAINST      [   ]   ABSTAIN

      FOR      4.   TO AMEND ARTICLE I OF THE CORPORATION'S ARTICLES OF
                    INCORPORATION TO CHANGE THE CORPORATION'S NAME TO
                    "AMREIT, INC."

                    [   ]   FOR      [   ]   AGAINST      [   ]   ABSTAIN


(This proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


Signature:                                            Date:


Signature:                                            Date:

(Joint owners must each sign. Please sign exactly as your name(s) appear(s) on this Proxy. When signing as an attorney, trustee, executor, administrator or guardian, please give your full title. If signer is a corporation, please sign the full corporation name and full title of signing officer.)